Exhibit 99.1

December 2, 2009

For Immediate Release

Sport Supply Group to Present at the Wedbush Securities 10th Annual California Dreamin' MAC Conference

Dallas, TX. Sport Supply Group, Inc. (NASDAQ – RBI) announced today that Company management will present at the Wedbush Securities 10th Annual California Dreamin' MAC: Management Access Conference to be held at The Fairmont Miramar Hotel in Santa Monica, California on December 8-9, 2009. The Company's presentation is scheduled to begin on Wednesday, December 9, 2009, at 10:30 A.M. PST.

A live webcast of the presentation will be available via the internet by visiting Wedbush Morgan’s website at http://www.wsw.com/webcast/wedbush10/sports. The archived presentation will be available on the web site for 30 days.

About Sport Supply Group
Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879